As filed with the Securities and Exchange Commission on May 30, 2007
                                                      Registration No. 333-
==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            -----------------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

            --------------------------------------------------------

                        DYNAMIC MATERIALS CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                                            840608431
        (State or other                                         (I.R.S.
        jurisdiction of                                        Employer
       incorporation or                                     Identification
      organization) No.)

                                 5405 SPINE ROAD
                             BOULDER, COLORADO 80301
          (Address of principal executive offices, including zip code)
           ----------------------------------------------------------

            Dynamic Materials Corporation 1997 Equity Incentive Plan
             Dynamic Materials Corporation 2006 Stock Incentive Plan
                            (Full title of the Plans)
            ---------------------------------------------------------

                Richard A. Santa                   With copies to:
                 Vice President
           and Chief Financial Officer     Pierre F. de Ravel D'Esclapon, Esq.
          Dynamic Materials Corporation    LeBoeuf, Lamb, Greene & MacRae LLP
                 5405 Spine Road                  125 West 55th Street
             Boulder, Colorado 80301            New York, New York 10019
                 (303) 665-5700                      (212) 424-8000
               (Name, address and telephone number, including area
                           code, of agent for service)
           -----------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                            Proposed    Proposed
                                Amount      Maximum     Maximum
                                to be       Offering    Aggregate   Amount of
 Title of Each Class of       Registered    Price Per   Offering   Registration
Securities to be Registered      (1)        Share (2)     Price        Fee
--------------------------------------------------------------------------------
Common Stock, par value        950,000       $34.75    $33,012,500  $1,013.48
$0.05 per share
--------------------------------------------------------------------------------

1. Consists of the maximum number of shares which will be deliverable, including: (i) 850,000 shares deliverable pursuant to the Dynamic Materials Corporation 2006 Stock Incentive Plan; and (ii) 100,000 shares, as adjusted to give effect to the 2:1 stock split effected on October 13, 2005, deliverable pursuant to the Dynamic Materials Corporation 1997 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also registered hereunder such indeterminate number of additional shares as may become issuable under the 2006 Stock Incentive Plan or the 1997 Equity Incentive Plan as a result of antidilution provisions or with respect to stock splits, stock dividends or similar transactions which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

2. The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457, based upon the average of the reported high and low sale prices of Dynamic Materials Corporation's Common Stock on the Nasdaq National Market on May 29, 2007.

                                EXPLANATORY NOTE

      This Registration Statement registers 850,000 shares of the common stock (the "Common Stock"), par value $0.05 per share, of Dynamic Materials Corporation (the "Company") issuable under the Company's 2006 Stock Incentive Plan (the "2006 Plan"). This registration statement also relates to 100,000 shares of the 2,250,000 shares issuable under the Company's 1997 Equity Incentive Plan (the "1997 Plan"). The remaining 2,150,000 shares have been previously registered by Registration Statements on Form S-8, Nos. 333-58033 (300,000 shares), 333-35177 (550,000 shares), 33-84220 (600,000 shares),
33-60975 (200,000 shares) and 333-27347 (500,000 shares), which registration statements are hereby incorporated by reference. All share numbers have been adjusted to give effect to the 2:1 stock split effected on October 13, 2005.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information called for by Part I of Form S-8 will be delivered to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement and such other documents required to be delivered to employees pursuant to Rule 428(b). Requests for such information should be directed to the Corporate Secretary, Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301, (303) 665-5700.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Documents by Reference

      The following documents, which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference, as of their respective dates, in this Registration Statement:

      1. Our Proxy Statement for the 2007 Annual Meeting of Stockholders, filed May 1, 2007 (SEC File No. 001-14775);

      2. Our Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed April 27, 2007 (SEC File No. 001-14775);


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

      3. Our Annual Report on Form 10-K for the year ended December 31, 2006, filed March 8, 2007 (SEC File No. 001-14775); and

      4. Our Registration Statement on Form 8-A, filed March 27, 2006 (SEC File No. 001-14775).

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information the Company furnishes, rather than files, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.  Description of the Securities

      Not applicable.

      Item 5.  Interests of Named Experts and Counsel

      Not applicable.

      Item 6.  Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. We maintain liability insurance protecting us, as well as our directors and officers, against liability by reason of their being or having been directors or officers.

      Our Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the company and our stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


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

      Article XI of our bylaws provides that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law.

      In addition, we have entered into indemnification agreements with each of our directors and officers under which we have indemnified each of them against expenses and losses incurred for claims brought against them by reason of their being one of our directors or officers, and we maintain directors' and officers' liability insurance.

      Item 7.  Exemption from Registration Claimed

      Not applicable.

      Item 8.  Exhibits

      The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

 Exhibit
 Number    Description of Exhibit
 ------    ----------------------

    4.1 Certificate of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004).
    4.2 Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31,
           2004).
    4.3 Form of Certificate representing shares of Common Stock of the Company (incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997).
    4.4 Dynamic Materials Corporation 1997 Equity Incentive Plan (incorporated by reference to the Company's definitive proxy statement filed April 17, 1997, relating to the Company's May 23, 1997 annual meeting of stockholders).
    4.5 Dynamic Materials Corporation 2006 Stock Incentive Plan (incorporated by reference to the Company's definitive proxy statement filed August 18, 2006, relating to the Company's September 21, 2006 annual meeting of stockholders).
    5.1    Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.
   23.1    Consent of Ernst & Young LLP.
   23.2    Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit
           5.1).

      Item 9.         Undertakings

      A. The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;


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

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

      (5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities


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

are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 29th day of May, 2007.

                                    DYNAMIC MATERIALS CORPORATION

                                    By:   /s/ Yvon Cariou
                                          -------------------------------------
                                          Yvon Cariou
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

      The undersigned do hereby constitute and appoint Yvon Cariou and Richard
A. Santa, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of May, 2007.

SIGNATURE                        TITLE
---------                        -----

/s/ Yvon Cariou                  Director, President and Chief Executive Officer
-----------------------------    (Principal Executive Officer)
    YVON CARIOU

                                 Vice President, Chief Financial Officer and
/s/ Richard A. Santa             Secretary
-----------------------------    (Principal Financial and Accounting Officer)
    RICHARD A. SANTA


                                 Vice President, Marketing and Sales,
/s/ John G. Banker               Clad Metal Division
----------------------------     (Executive Officer)
    JOHN G. BANKER

/s/ Dean K. Allen                Chairman and Director
----------------------------
    DEAN K. ALLEN

/s/ Bernard Hueber               Director
----------------------------
    BERNARD HUEBER

/s/ Gerard Munera                Director
----------------------------
    GERARD MUNERA


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


                                INDEX TO EXHIBITS

 Exhibit
  Number   Description of Exhibit
  ------   ----------------------

    4.1 Certificate of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004).
    4.2 Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31,
           2004).
    4.3 Form of Certificate representing shares of Common Stock of the Company (incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997).
    4.4 Dynamic Materials Corporation 1997 Equity Incentive Plan (incorporated by reference to the Company's definitive proxy statement filed April 17, 1997, relating to the Company's May 23, 1997 annual meeting of stockholders).
    4.5 Dynamic Materials Corporation 2006 Stock Incentive Plan (incorporated by reference to the Company's definitive proxy statement filed August 18, 2006, relating to the Company's September 21, 2006 annual meeting of stockholders).
    5.1    Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.
   23.1    Consent of Ernst & Young LLP.
   23.2    Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit
           5.1).


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